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                                                                     EXHIBIT 4.1


                            INVESTOR RIGHTS AGREEMENT


                                 by and between


                            OSI PHARMACEUTICALS, INC.
                             a Delaware corporation

                                       and


                             GILEAD SCIENCES, INC.,
                             a Delaware corporation



                          Dated as of December 21, 2001
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                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT is being entered into as of December 21, 2001, by and between OSI PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and GILEAD SCIENCES, INC., a Delaware corporation (the "Investor"). Capitalized terms not defined herein shall have the meaning ascribed to them in that certain Asset Purchase Agreement, dated as of November 26, 2001, by and between the Company, as the purchaser, and the Investor, as the seller (the "Purchase Agreement").

                                    RECITALS

         WHEREAS, pursuant to the Purchase Agreement, the Company is purchasing from the Investor, and the Investor is selling to the Company, certain assets (the "Specified Assets");

         WHEREAS, as partial consideration for the Specified Assets, the Company is issuing to the Investor 924,984 shares (the "Initial Shares") of the Company's common stock, $.01 par value per share (the "Common Stock");

         WHEREAS, as additional consideration for the Specified Assets, upon the satisfaction of certain conditions set forth in the Purchase Agreement, the Company may issue additional shares of Common Stock to the Investor (as set forth in Section 1.3(d) of the Purchase Agreement, the "Subsequent Shares"); and

         WHEREAS, the Company has agreed to grant to the Investor certain rights to cause the Company to register, under the Securities Act of 1933, as amended, the offer and sale of the Initial Shares and Subsequent Shares.

         NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth here:

                  1.1. "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

                  1.2. "Closing Date" shall have the meaning set forth in the Purchase Agreement.

                  1.3. "Common Stock" shall have the meaning set forth in the Recitals.

                  1.4. "Company" shall have the meaning set forth in the Heading.

                  1.5. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  1.6. "Initial Shares" shall have the meaning set forth in the Recitals.

                  1.7. "Investor" shall have the meaning set forth in the Heading.


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                  1.8. "NASD" shall mean the National Association of Securities
Dealers, Inc.

                  1.9. "Nasdaq National Market" shall mean The Nasdaq Stock Market, Inc. National Market.

                  1.10. "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  1.11. "Purchase Agreement" shall have the meaning set forth in the Heading.

                  1.12. "Registration Statement" shall mean a registration statement filed pursuant to Section 3.1(a) or 3.1(b).

                  1.13. "SEC" shall mean the United States Securities and Exchange Commission.

                  1.14. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.15. "Shares" shall mean the Initial Shares and the Subsequent Shares.

                  1.16. "Specified Assets" shall have the meaning set forth in the Recitals.

                  1.17. "Subsequent Shares" shall have the meaning set forth in the Recitals.

                  1.18. "Suspension" shall have the meaning set forth in Section 3.2(c).

                  1.19. "Suspension Notice" shall have the meaning set forth in
Section 3.2(c).

         2. Representations, Warranties and Covenants of the Investor.

                  2.1. Representations and Warranties. The Investor hereby represents and warrants to the Company as follows:

                           (a) Accredited Investor, Investment Decision.

                                    (i) The Investor is an "accredited investor"
as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making investments of the type contemplated by the Purchase Agreement and this Agreement.

                                    (ii) The Investor has requested, received,
reviewed and considered all information it has deemed relevant in making an informed decision to acquire the Shares.

                                    (iii) The Investor is acquiring the Shares
for its own account for investment only and with no present intention of distributing any of the Shares and has no arrangement or understanding with any other Persons regarding the distribution of the Shares.

                                    (iv) The Investor understands that its
acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in


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reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed in this Agreement.

                           (b) NASD. The Investor has no direct or indirect
affiliation or association with any member of the NASD as of the date hereof.

                           (c) Restricted Securities, Legends. The Investor
understands that the Initial Shares are, and the Subsequent Shares will be, characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor understands that certificates evidencing the Shares may bear one or all of the following legends:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred without (i) an opinion of counsel satisfactory to the corporation that such transfer may lawfully be made without registration under such Act or qualification under applicable state securities laws; or (ii) such registration or qualification, except for a transfer in compliance with Rule 144 under the Act."

                  If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

Any purchaser of the Shares pursuant to an effective registration statement under the Securities Act will be entitled to receive a certificate bearing no restrictive legend.

                  2.2. Covenants. The Investor hereby covenants with the Company as follows:

                           (a) The Investor will not, directly or indirectly,
offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws. In furtherance thereof, the Investor will not make any disposition of the Shares except (i) pursuant to a registration statement under the Securities Act covering such proposed disposition, (ii) upon prior notice to the Company and, if reasonably requested by the Company, delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act, or (iii) in compliance with Rule 144 under the Securities Act. In addition, and not in limitation of the foregoing, the Investor agrees that, during the 90-day period following the Closing, it will not sell or otherwise dispose of more than 50% of the Shares.

                           (b) The Investor acknowledges and agrees that no
action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issuance of the Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. The Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.


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         3. Registration of the Shares; Compliance With the Securities Act.

                  3.1. Registration Procedures and Expenses. The Company shall:

                           (a) subject to prompt receipt of necessary
information from the Investor after prompt request from the Company to the Investor to provide such information, use reasonable best efforts to prepare and file with the SEC, by the later of (i) five business days after the Closing Date of the Purchase Agreement; or (ii) January 2, 2002, a shelf registration statement to enable the resale of the Shares by the Investor from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act through the automated quotation system of the Nasdaq National Market or such other market as may be the principal market on which the Company's Common Stock is sold, or any other manner reasonably requested by the Investor, including privately-negotiated transactions;

                           (b) in the event the SEC does not permit the Company
to register the Subsequent Shares pursuant to the registration statement filed in accordance with Section 3.1(a), subject to prompt receipt of necessary information from the Investor after prompt request from the Company to the Investor to provide such information, use reasonable best efforts to prepare and file with the SEC, within five business days following satisfaction of the conditions set forth in Section 1.3(d) of the Purchase Agreement for the issuance by the Company of the Subsequent Shares, a shelf registration statement to enable the resale of the Subsequent Shares by the Investor from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act through the automated quotation system of the Nasdaq National Market or such other market as may be the principal market on which the Company's Common Stock is sold, or any other manner reasonably requested by the Investor, including privately-negotiated transactions;

                           (c) use reasonable best efforts, subject to receipt
of necessary information from the Investor after prompt request from the Company to the Investor to provide such information, to cause the Registration Statement to become effective as soon as practicable after the Registration Statement is filed by the Company;

                           (d) use reasonable best efforts to prepare and file
with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective until the later of (i) two years after the Closing Date or (ii) all of the Shares may be sold pursuant to Rule 144 of the Securities Act without regard to any volume limitations;

                           (e) furnish to the Investor such number of copies of
the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                           (f) take all reasonable actions necessary to ensure
that the Initial Shares and any Subsequent Shares are listed and available for quotation on The Nasdaq National Market;


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                           (g) file documents required of the Company for normal
blue sky clearance in states specified in writing by the Investor; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                           (h) use reasonable efforts to assist the Investor
with any proposed sale of the Shares by the Investor;

                           (i) bear all expenses (exclusive of underwriting
discounts and commissions) in connection with the procedures in paragraph (a) through (e) of this Section 3.1 and the registration of the Shares pursuant to the Registration Statement, including reasonable fees and expenses of counsel to the Investor not to exceed $7,500; and

                           (j) advise the Investor promptly after it shall
receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         The Company understands that the Investor disclaims being an underwriter, but the Investor's being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

                  3.2. Transfer of Shares After Registration; Suspension.

                           (a) The Investor agrees that it will not effect any
disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 3.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

                           (b) Except in the event that paragraph (c) below
applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to this Section 3.2(b)(i); and (iii) inform the Investor that the Company has complied with its obligations in this Section 3.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to this Section 3.2(b)(i) when the amendment has become effective).


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                           (c) Subject to paragraph (d) below, in the event (i)
of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 3.2(c).

                           (d) Notwithstanding the foregoing paragraphs of this
Section 3.2, the Investor shall not be prohibited from selling the Shares under the Registration Statement as a result of Suspensions on more than one occasion of not more than thirty days in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of the Shares under the Registration Statement would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

                           (e) Provided that a Suspension is not then in effect,
the Investor may sell the Shares under the Registration Statement; provided, however, that it arranges for delivery of a current prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Investor and to supply copies to any other parties requiring such prospectuses.

                           (f) In the event of a sale of the Shares by the
Investor pursuant to the Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A so that the Shares may be properly transferred. Assuming timely delivery to the Company's transfer agent of one or more stock certificates representing the Shares in proper form for transfer and assuming compliance by the Investor with the terms of this Agreement, the Company's transfer agent will issue and make appropriate delivery of one or more stock certificates in the name of the buyer so as to permit timely compliance by the Investor with applicable settlement requirements.


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                  3.3. Assignment of Registration Rights. The rights to cause the Company to register the Shares pursuant to this Agreement may be assigned (but only with all related obligations) by the Investor to an Affiliate of the Investor; provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

                  3.4. Indemnification.

                           (a) Definitions. For the purpose of this Section 3.4:

                                    (i) the term "Selling Stockholder" shall
include the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act, including any officer, director, trustee or Affiliate of such Investor;

                                    (ii) the term "Registration Statement" shall
include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 3.1; and

                                    (iii) the term "untrue statement" shall
include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (b) Indemnification by the Company Relating to the
Company's Representations and Warranties in the Purchase Agreement. The Company represents and warrants to the Investor that all of the representations and warranties of the Company set forth in the Purchase Agreement are accurate in all respects as of the date hereof as if made on and as of the date hereof. The Company agrees to indemnify and hold harmless the Investor and its agents, directors, officers, employees, affiliates, successors and assigns (together with Investor, the "Investor Indemnitees") from and against any losses, claims, damages, liabilities or expenses which any of the Investor Indemnitees may suffer or incur, or to which any of the Investor Indemnitees may become subject (whether or not relating to any third-party claim), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, are based upon or result directly or indirectly from, any inaccuracy in or other breach of the representation and warranty set forth in the first sentence of this Section 3.4(b).

                           (c) Indemnification by the Company. The Company
agrees to indemnify and hold harmless the Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the


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Company by or on behalf of the Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of the Selling Stockholder to comply with its covenants and agreements contained in this Agreement respecting the sale of the Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor; provided however, that the Selling Stockholder shall be entitled to be indemnified in any such case for any statement or alleged statement in or omission or alleged omission from such Registration Statement, preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, in which such statement or omission has been corrected, in writing, by the Investor and delivered to the Company at least ten days before the sale or sales from which such loss occurred. The Company shall reimburse the Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

                           (d) Indemnification by the Investor. The Investor
agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in this Agreement respecting the sale of the Shares, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Investor's obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of the Shares; and further provided however, that the Selling Stockholder shall have no obligation to indemnify the Company in any such case for any statement or alleged statement in or omission or alleged omission from such Registration Statement, preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, in which such statement or omission has been corrected, in writing, by the Investor and delivered to the Company at least ten days before the sale or sales from which such loss occurred.

                           (e) Notice of Claims, Etc. Promptly after receipt by
any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section
3.4 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 3.4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if


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there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                           (f) Contribution. If the indemnification provided for
in this Section 3.4 is unavailable to or insufficient to hold harmless an indemnified party under paragraph (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other selling stockholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other selling stockholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this paragraph (f) were determined by pro rata allocation (even if the Investor and other selling stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this paragraph (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (f), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         4. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or


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regulation hereafter adopted by the SEC. Upon the request of the Investor, the
Company will deliver to it a written statement as to whether the Company has complied with such information and requirements.

         5. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed,
(iii) if delivered by International Federal Express, two business days after so mailed, or (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

                           (a) if to the Company, to:

                                  Robert L. Van Nostrand
                                  Vice President and Chief Financial Officer
                                  OSI Pharmaceuticals, Inc.
                                  58 South Service Road, Suite 110
                                  Melville, NY  11747
                                  Phone:  (631) 962-2000
                                  Telecopy:  (631) 752-3880

                                  with a copy to:

                                  Spencer W. Franck, Jr., Esquire
                                  Saul Ewing LLP
                                  1200 Liberty Ridge Drive
                                  Suite 200
                                  Wayne, PA 19087
                                  Phone:  (610) 251-5082
                                  Telecopy:  (610) 408-4405

                           (b) if to the Investor, at its address on the
                                  signature page hereto, or at such other
                                  address or addresses as may have been
                                  furnished to the Company in writing,

                                  with a copy to:

                                  Laura Berezin, Esquire
                                  Cooley Godward LLP
                                  Five Palo Alto Square
                                  3000 El Camino Real
                                  Palo Alto, CA  94306
                                  Phone:  (650) 843-5128
                                  Telecopy:  (650) 849-7400

         6. Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the laws of the State of Colorado (without giving effect to principles of conflicts of law).

         7. Venue and Jurisdiction. If any legal proceeding or other legal action relating to this Agreement is brought or otherwise initiated, the venue therefor will be in the State of Colorado, which will be deemed to be a convenient forum. The Company and the Investor hereby expressly and irrevocably consent and submit to the jurisdiction of the state and federal courts in the State of Colorado.

         8. Parties in Interest. Nothing in this Agreement is intended to provide any rights or remedies to any other Person other than the Company and the Investor.

         9. Successors and Assigns. Except as provided in Section 3.3, this Agreement may not be assigned by the Investor. Without the necessity of the prior written consent of the Investor, but after notice duly given and in compliance with this Agreement, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company that results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         10. Severability. In the event that any provision of this Agreement, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be affected and will continue to be valid and enforceable to the fullest extent permitted by law.

         11. Waiver. No failure on the part of either the Company or the Investor to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either the Company or the Investor in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         12. Amendments. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of both parties.

         13. Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

         14. Interpretation of Agreement.

                  14.1. Each party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement.

                  14.2. Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

                  14.3. As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, and will be deemed to be followed by the words "without limitation."

                  14.4. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.



                            [Signatures on next page]

         IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed as of December 21, 2001.

                             THE COMPANY:

                             OSI PHARMACEUTICALS, INC.



                             By:         /s/ Geoffrey Cooper
                                      -----------------------------------------
                             Name:       Geoffrey Cooper
                             Title:      Vice President, Business Development
                             Address:    50 South Service Road, Suite 110
                                         Melville, NY  11747

                             THE INVESTOR:

                             GILEAD SCIENCES, INC.



                             By:         /s/ Mark L. Perry
                                      -----------------------------------------
                             Name:       Mark L. Perry
                             Title:      Executive Vice President, Operations
                             Address:

                                    EXHIBIT A

                         CERTIFICATE OF SUBSEQUENT SALE

Bank of New York
101 Barclay Street
New York, NY  10286

         RE: Sale of Shares of Common Stock of OSI Pharmaceuticals, Inc. (the "Company") pursuant to the Company's Prospectus dated _____________, ____ (the "Prospectus")

Dear Sir/Madam:

         The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):
                                                  ------------------------------

Restricted Stock Certificate No.(s):
                                     -------------------------------------------

Number of Shares Sold:
                       ---------------------------------------

Date of Sale:
              ------------------------------------------------

         In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                         Very truly yours,

Dated:  _____________________            By:
                                             -----------------------------------

                                         Print Name:
                                                     ---------------------------

                                         Title:
                                                     ---------------------------

cc:      Robert L. Van Nostrand
         Vice President and Chief Financial Officer
         OSI Pharmaceuticals, Inc.
         58 South Service Road, Suite 110
         Melville, NY  11747


                                      A-1